Exhibit 10.6

Life Insurance Premium Reimbursement Agreement

This Life Insurance Premium Reimbursement Agreement (this “Agreement”) is made and entered into as of January 1, 2009 (the “Effective Date”), by and between Farmington Bank, with its principal administrative office at 32 Main St., Farmington, CT (together with its successors and assigns, the “Bank”) and John J. Patrick, Jr. (“Executive”).

In consideration of the mutual covenants herein contained and implied, the sufficiency of which is acknowledged by each party, and in accordance with Section 3.4 of the Employment Agreement between the Bank and the Executive dated January 1, 2009 (the “Employment Agreement”), the Bank and the Executive agree as follows:

1.
In accordance with, and only to the extent required under, Section 3.4 of the Employment Agreement, the Bank shall pay to the Executive a tax-adjusted bonus (as described in paragraph 2, below) to reimburse the Executive for the premiums paid by the Executive to maintain individual policies of life insurance and disability insurance in the amounts set forth in Section 3.4 of the Employment Agreement (the “Supplemental Insurance”) for each calendar year of his employment under the Employment Agreement and, to the extent required under Section 5.2 (if applicable), following his termination of employment.

2.
In order to receive payment, the Executive shall submit to the Bank, no later than 30 days after the last day of the calendar year in which the expenses were incurred by the Executive, documentation of his payment of any premiums described in paragraph 1.

3.
The tax-adjusted bonus payable to the Executive hereunder shall be equal to the total amount of premiums that have been paid and timely documented by the Executive under paragraphs 1 and 2 above, increased by forty percent (40%).  The tax-adjusted bonus shall be paid no later than March 15 of the calendar year following the calendar year in which the expenses were incurred by the Executive.

4.
Any insurance policy acquired or maintained by the Executive with respect to which premiums may be reimbursed under this Agreement shall be owned by the Executive (or his designee) free and clear of any interest of the Bank.

5.
The Executive recognizes that the compensation to be paid under this Agreement is subject compensation from employment and the Bank shall withhold required income taxes, FICA and FUTA taxes and the like from each such payment.

6.
To the extent that this Agreement creates an employee benefit plan under the Employee Income Retirement Security Act of 1974, as amended, the Bank shall be the plan administrator and the following shall apply:

(a)           In the event that the Executive or his legal representative (hereinafter, the “Claimant”) asserts a right to a benefit under this Agreement which has not been received, in whole or part, the Claimant must file with the Bank a claim for such benefit on forms provided by the Bank.  The Bank shall render its decision on the claim within 90-days after receipt of the claim.  If special circumstances apply, the 90-day period may be extended by additional 90-days, provided written notice of the extension is given to the Claimant during the 90-day period and such notice indicates the special circumstances requiring an extension of time and date by which the Bank expects to render its decision on the claim.  If the Bank wholly or partially denies the claim, the Bank shall provide written notice to the Claimant within the time limitations of this Section 7.  Such notice shall set forth:

(i)           the specific reasons for the denial of the claim;

(ii)           specific reference to pertinent provisions of the Agreement on which the denial is based;

(iii)           a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

(iv)           a description of the Agreement’s claims procedures, and the time limitations applicable to such procedures; and

(v)           a statement of the Claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended if the claim denial is appealed to the Bank pursuant to Section 6(b) and the Bank fully or partially denies the claim pursuant to Section 6(c).

(b)           A Claimant whose application for benefits is denied in whole or in part may request a full and fair review of the decision denying the claim by filing, in accordance with such procedures as the Bank may reasonably establish, a written appeal which sets forth the documents, records and other information relating to the claim within 60 days after receipt of the notice of the denial by the Bank.  In connection with such appeal and upon request by the Claimant, a Claimant may review (or receive free copies of) all documents, records or other information relevant to the Claimant’s claim for benefit, all in accordance with such procedures as the Bank may reasonably establish.  If a Claimant fails to file an appeal within such 60-day period, he or she shall have no further right to appeal, but such failure shall not prevent the Claimant from bringing a civil action for the purpose of determining or enforcing the claim.

(c)           A decision by the Bank on the appeal shall include a review by the Bank that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.  The Bank shall render its decision on the appeal no later than 60 days after the receipt by the Bank of the appeal.  If special circumstances apply, the 60-day period may be extended by an additional 60 days, provided written notice of the extension is given to the Claimant during the initial 60-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim on appeal.  If the Bank wholly or partly denies the claim on appeal, the Bank shall provide written notice to the Claimant within the time limitations of this Paragraph.  Such notice shall set forth:

(i)           the specific reasons for the denial of the claim;

(ii)           specific reference to pertinent provisions of the Agreement on which the denial is based;

(iii)           a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(iv)           a Statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

(d)           The claims review procedure set forth in this Section 6 shall not apply to any claim which the Executive or any beneficiary may have pursuant to any policy of life insurance issued by a life insurance Bank.  This procedure relaters solely to payments  under this Agreement.

7.
The benefits provided by this Agreement constitute a mere promise by the Bank to make payments in the future and the rights of the Executive hereunder shall be those of a general unsecured creditor of the Bank.  Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to the Executive.  The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under the Agreement, and nothing contained herein shall be construed to give the Executive or any other person any right to any specific assets of the Bank or of any other person.

8.	This Agreement shall be construed under the laws of the state of Connecticut, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

9.	This Agreement may only be amended by a writing signed by the Bank and the Executive. No course of action hereunder shall be deemed to create an amendment of this Agreement.

10.
Neither the Executive nor any beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.  Notwithstanding the foregoing, in the event that the Bank shall effect a reorganization, consolidate with or merge into any other entity, or transfer all or substantially all of its properties or assets to any other entity where the Bank shall not be the surviving entity or effectively control the surviving entity, the Bank shall require such entity to assume and carry out all of the Bank’s obligations under this Agreement.

11.	This Agreement shall bind the Executive and the Bank and their respective beneficiaries, heirs, legal representatives, successors and assigns.

12.
It is the intent of the parties that this Agreement and all payments made hereunder comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance thereunder.  All reimbursements under this Agreement shall be paid no later than March 15th of the calendar year following the calendar year in which the expenses to be reimbursed were incurred.  No such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FARMINGTON BANK

By:	/s/ Lee D. Nordstrom
Name: Lee D. Nordstrom
Title: SVP Human Resources

EXECUTIVE:
/s/ John J. Patrick, Jr.
John J. Patrick, Jr.